Exhibit 4(a)

   Specimen Flexible Payment Variable Accumulation Deferred Annuity Contract

================================================================================
WESTERN RESERVE LIFE                                      Administrative Office:
ASSURANCE CO. OF OHIO                                              P.O. Box 5068
(A STOCK COMPANY)                                 Clearwater, Florida 33758-5068
Home Office:  Columbus, Ohio                                      (727) 299-1800
================================================================================

IN THIS CONTRACT Western Reserve Life Assurance Co. of Ohio will be referred to as WE, OUR or US. OFFICE refers to our Administrative Office located in Clearwater, Florida.

WE agree to pay the benefits of this Contract in accordance with its provisions. CONTRACT VALUES DURING THE ACCUMULATION PERIOD WILL INCREASE OR DECREASE IN ACCORDANCE WITH THE CONTRACT VALUE PROVISIONS AND THE INVESTMENT EXPERIENCE OF THE APPLICABLE SUBACCOUNTS IN THE SEPARATE ACCOUNT. CONTRACT VALUES, WHEN BASED ON THE INVESTMENT EXPERIENCE OF A SUBACCOUNT OF THE SEPARATE ACCOUNT, ARE VARIABLE AND ARE NOT GUARANTEED AS TO FIXED DOLLAR AMOUNT.

THE CONSIDERATION for this Contract is the application and the payment of the Initial Premium.

THE ANNUITANT, OWNER, AND BENEFICIARY are as shown in the application unless changed in accordance with the provisions of this Contract.

THE PROVISIONS on the following pages are part of this Contract.

READ YOUR CONTRACT CAREFULLY.

IN WITNESS WHEREOF, We have signed this Contract at Our Office in Clearwater, Florida as of the Contract Date.

      /s/ WILLIAM H. GEIGER                           /s/ JOHN R. KENNEY
             Secretary                                     President


================================================================================
                            RIGHT TO EXAMINE CONTRACT

  The Owner may cancel this Contract at any time within ten days after receipt by returning it to Us at P.O. Box 5068, Clearwater, Florida 33758 or to the representative through whom it was purchased. If the Contract is returned within this period, We will pay to the Owner the sum of:

 1.   The total premiums received; minus
 2.   Any Premium Enhancement(s); plus (or minus)
 3. The accumulated gains (or losses), if any, in the Separate Account for this Contract as of the date We receive the returned Contract.
================================================================================

             FLEXIBLE PAYMENT VARIABLE ACCUMULATION DEFERRED ANNUITY

                         Death Benefit Prior to Maturity
                   Monthly Annuity Commencing on Maturity Date
                        Non-Participating - No Dividends


===================================================================================================================
                                             CONTRACT GUIDE
===================================================================================================================
CONTRACT SCHEDULE.................................    3    SEPARATE ACCOUNT PROVISIONS (continued)
DEFINITIONS.......................................    5      Transfers Among Subaccounts After the
   Accounts.......................................    5          Maturity Date................................   12
   Accumulation Period............................    5       Addition, Deletion or Substitution of
   Accumulation Unit Value........................    5          Investments..................................   12
   Age............................................    5       Change of Investment Objective..................   13
   Annuitant......................................    5       Accumulation Unit Value.........................   13
   Annuity Proceeds...............................    5     PREMIUM PROVISIONS................................   14
   Annuity Unit Value.............................    5       Premiums........................................   14
   Annuity Value..................................    5       Premium Enhancements............................   14
   Cash Value.....................................    5     CONTRACT VALUE PROVISIONS.........................   15
   Contingent Beneficiary.........................    5       Net Premium.....................................   15
   Contract Date..................................    6       Allocation of Net Premiums......................   15
   Death Benefit Proceeds.........................    6       Subaccount Value................................   15
   Death Report Day...............................    6       Fixed Account...................................   16
   Fixed Account..................................    6       Annual Contract Charge..........................   17
   Immediate Family...............................    6       Annuity Value...................................   17
   Maturity Date..................................    6       Partial Surrender...............................   17
   Nursing Care Facility..........................    6       Cash Value......................................   19
   Physician......................................    7       Surrender Charge................................   19
   Physician's Statement..........................    7       Nursing Care Facility Waiver of
   Premium Enhancement............................    7          Surrender Charge.............................   19
   Premium Tax....................................    7       Terminal Condition Waiver of
   Reallocation Date..............................    7          Surrender Charge.............................   20
   SEC............................................    7       Basis of Computation............................   20
   Separate Account...............................    7     DEATH BENEFIT PROVISIONS..........................   20
   Series Fund....................................    8       Death of Annuitant During the
   Skilled or Intermediate Nursing Care...........    8          Accumulation Period..........................   20
   Subaccount.....................................    8       Death Benefit Proceeds..........................   21
   Surrender......................................    8       Alternative Election............................   22
   Surrender Charge Period........................    8     ANNUITY PROVISIONS................................   23
   Terminal Condition.............................    8       Commencement of Annuity Payments................   23
   Valuation Date.................................    8       Maturity Date...................................   23
   Valuation Period...............................    8       Annuity Option..................................   23
   Written Notice.................................    8       Change of Annuitant.............................   23
GENERAL PROVISIONS................................    9       Payee...........................................   24
   The Contract...................................    9       Availability....................................   24
   Ownership......................................    9       Age.............................................   24
   Change of Ownership Upon Request...............    9       Proof of Age and Sex............................   24
   Change of Ownership Upon Death of                          Proof of Survival...............................   24
      Owner.......................................    9       Death Benefit After the Maturity Date...........   24
   Beneficiary....................................   10       Restrictions....................................   24
   Change of Beneficiary..........................   10     FIXED ACCOUNT ANNUITY PAYMENTS....................   25
   Assignment.....................................   10       Interest and Mortality..........................   25
   Incontestability...............................   10       Amount of Monthly Fixed Account Annuity
   Age and Sex....................................   10          Payment......................................   25
   Contract Years.................................   10       Fixed Account Annuity Options...................   25
   Reports........................................   11     VARIABLE ACCOUNT ANNUITY PAYMENTS.................   27
   Contract Payment...............................   11       Annuity Unit Value..............................   27
   Protection of Proceeds.........................   11       Determination of the First Variable
SEPARATE ACCOUNT PROVISIONS.......................   11          Payment......................................   28
  Subaccounts.....................................   12       Determination of Subsequent Variable
  Transfers Among Subaccounts During                             Payments.....................................   28
      the Accumulation Period.....................   12       Variable Account Annuity Options................   28


                                     Page 2

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                   WESTERN RESERVE LIFE ASSURANCE CO. OF OHIO
                               CLEARWATER, FLORIDA

                                CONTRACT SCHEDULE

-------------------------------------------------------------------------------------------------------------------
OWNER:                            John Doe
ANNUITANT:                        John Doe
ISSUE AGE                         35
SEX:                              Male

ANNUITY OPTION:                   D-10 Year Certain             CONTRACT NUMBER:                01-12345678
INITIAL PREMIUM:                  $50,000.00                    CONTRACT DATE:                  September 03, 1998
DEATH BENEFIT OPTION:             A                             MATURITY DATE:                  August 01, 2058
                                                                REALLOCATION DATE:              September 18, 1998
                                                                REALLOCATION ACCOUNT:           Money Market


                                             ANTICIPATED PREMIUM PATTERN*

               AMOUNT                                      MODE                                 YEARS PAYABLE

               $10,000.00                                  Annual                               60 Years


* The anticipated premium pattern is based upon selection made in the application. The amount may be changed in accordance with the Premium Provisions on Page 14.

SEPARATE ACCOUNT PROVISIONS
     Separate Account:                                         WRL Series Annuity Account
     Separate Account Charge
         Death Benefit Option [A; B]:                          [1.40-1.80] % Annually

PREMIUM PROVISIONS
     Maximum Additional Annual Premium:                        $1,000,000 (Without Prior Approval)
     Minimum Additional Premium:                               $50.00

CONTRACT VALUE PROVISIONS
     Annual Contract Charge:                                   $30
     Minimum Balance:                                          $10,000
     Premium Enhancement:                                      [4.5%] (As a Percentage of the Initial Premium)

SURRENDER CHARGE PERIOD:                                       108 Months from the Date of Each Premium Payment

SURRENDER CHARGE PERCENTAGE (As a Percentage of Each Respective Premium Payment):

             MONTHS SINCE DATE OF PAYMENT                             PERCENTAGE
             ----------------------------                             ----------
                36 Months or Less                                            8%
                37 Months Through 48 Months                                  7%
                49 Months Through 60 Months                                  6%
                61 Months Through 72 Months                                  5%
                73 Months Through 84 Months                                  4%
                85 Months Through 96 Months                                  3%
                97 Months Through 108 Months                                 2%
                109 Months or More                                           0%


                                     Page 3

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                       THIS PAGE INTENTIONALLY LEFT BLANK

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                                                                     DEFINITIONS
================================================================================


ACCOUNTS Allocation options including the Fixed Account and the Subaccounts of the Separate Account.


ACCUMULATION PERIOD              The period between the Contract Date and the
                                 Maturity Date while the Contract is in force.


ACCUMULATION                     An accounting unit of measure used to calculate
UNIT VALUE                       Subaccount values for the Contract during the
                                 Accumulation Period.


AGE Issue Age refers to the Age of the Annuitant on his/her birthday immediately preceding the Contract Date. Attained Age refers to the Issue Age plus the number of completed contract years.


ANNUITANT                        The person named on the application, or as
                                 subsequently changed, to receive annuity payments. The Annuitant may be changed as provided in the Death Benefit Provisions and Annuity Provisions.


ANNUITY PROCEEDS                 The amount applied to purchase periodic
                                 annuity payments. Such amount is the
                                 Annuity Value on the Maturity Date, less any applicable Premium Tax.


ANNUITY UNIT VALUE               An accounting unit of measure used to calculate
                                 annuity payments from a Subaccount after the Maturity Date.


ANNUITY VALUE                    The value as described in the Annuity Value
                                 section of the Contract Value
                                 Provisions.


CASH VALUE                       The value as described in the Cash Value
                                 section of the Contract Value Provisions.


CONTINGENT                       The new Beneficiary upon the current
BENEFICIARY                      Beneficiary's death.

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CONTRACT DATE                    The later of the date on which payments are
                                 first received and the date the properly completed application is received by Us at Our Office.


DEATH BENEFIT                    The value as described in the Death Benefit
PROCEEDS                         Proceeds section of the Death Benefit
                                 Provisions.


DEATH REPORT DAY                 The Valuation Date coincident with or next
                                 following the day on which We have received both: 1) due proof of death; and 2) a Written
                                 Notice for an election of a) a single sum payment or b) an alternative election as described under the Death Benefit Provisions.


FIXED ACCOUNT                    An allocation option other than the Separate
                                 Account.


IMMEDIATE FAMILY                 A spouse, child, brother, sister, parent,
                                 grandparent, or grandchild of the Annuitant or Owner(s).


MATURITY DATE                    The date of the Annuitant's 95th birthday,
                                 on which the Accumulation Period ends and annuity payments are to commence. The date may be changed as provided in the Annuity
                                 Provisions.

                                 For contracts issued in conjunction with a Net Income Charitable Remainder Unitrust, the Maturity Date shall be the date of the Annuitant's 100th birthday.


NURSING CARE FACILITY            A skilled or intermediate care facility which
                                 meets all of the following  tests:

                                 1.   It must be legally operated to provide
                                      skilled or intermediate nursing care to
                                      patients at their expense.
                                 2. It must provide licensed nursing care by a registered, licensed practical or vocational nurse (RN, LPN, or LVN); it must do so 24 hours a day under the direction of a physician or registered nurse (RN).
                                 3.   It must keep daily medical records for
                                      each patient.
                                 4.   It is not: a custodial care facility; a
                                      home for the aged; an adult congregate
                                      living facility; an adult day care center;
                                      nor a place mainly for rest, retirement
                                      care, or the treatment of alcoholism,
                                      mental illness, or drug abuse.
                                 5. It is not a hospital but it may be part of a hospital. A bed, ward, unit or wing not meeting all of the above tests is not considered part of such Nursing Care Facility.

PHYSICIAN                        A Doctor of Medicine or a Doctor of Osteopathy
                                 licensed to practice medicine and treat injury or illness in the state in which treatment is received and who is acting within the scope of that license. A physician must be someone other than:

                                 1. the Annuitant;
                                 2. the Owner;
                                 3. a person who lives with the Annuitant or
                                    Owner;
                                 4. a person who is a member of the Annuitant's
                                    or Owner's immediate family.


PHYSICIAN'S STATEMENT            A written statement acceptable to Us and signed
                                 by a Physician, which:

                                 1.   provides the Physician's diagnosis and
                                      prognosis of the Owner's non-correctable medical condition; and
                                 2. states with reasonable medical certainty that the non-correctable medical condition will result in the Owner's death within 12 months from the date of the Physician's Statement. This statement must take into consideration the ordinary and reasonable medical care, advice and treatment available in the same or similar communities.


PREMIUM                          Amounts credited to the Annuity Value by Us.
ENHANCEMENT


PREMIUM TAX                      Premium Tax levied by a state or other
                                 government entity. The Premium Tax will be paid when due and charged either against the premium or the contract value.


REALLOCATION DATE                The date on which any premiums are
                                 reallocated from the Reallocation Account to the Accounts elected by the Owner. The
                                 Reallocation Date is shown on the Contract
                                 Schedule page.


SEC                              The United States Securities and Exchange
                                 Commission.


SEPARATE ACCOUNT                 A separate investment account composed
                                 of several Subaccounts established to receive and invest net payments under the Contract and under other variable annuity contracts issued by the Company.

SERIES FUND                      A designated mutual fund from which a
                                 Subaccount of the Separate Account will buy shares.


SKILLED OR INTERMEDIATE          Using professional nursing methods and
NURSING CARE                     procedures administered by licensed health
                                 care personnel. Such care includes: post-hospital care; rehabilitation nursing care;
                                 maintenance therapy; administration of
                                 medications which cannot be self-administered;
                                 injections; and catheterization.


SUBACCOUNT                       A Separate Account allocation option that is
                                 made available under this Contract.


SURRENDER                        The termination of the Contract at the option
                                 of the Owner.


SURRENDER CHARGE                 The period of time during which a Surrender
PERIOD                           Charge may be imposed as shown on the
                                 Contract Schedule page. For each premium, the period begins on the date payment is received by Us.


TERMINAL CONDITION               A condition resulting from injury or illness
                                 which, as determined by a Physician, has reduced life expectancy to not more than 12 months from the date of the Physician's
                                 Statement.


VALUATION DATE                   Each day on which the New York Stock Exchange
                                 is open for business.


VALUATION PERIOD                 The period commencing at the end of one
                                 Valuation Date and continuing to the end of the next succeeding Valuation Date.


WRITTEN NOTICE                   Written  Notice means a notice by the Owner to
                                 Us requesting or exercising a right of the Owner as provided in the Contract provisions.
                                 In order for a notice to be considered a Written Notice, it must: be in writing, signed by the Owner; be in a form acceptable to Us;
                                 and contain the information and documentation, as determined in Our sole discretion, necessary for Us to take the action requested or for the Owner to exercise the right specified. A
                                 Written Notice will not be considered complete until all necessary supporting documentation required or requested by Us has been received by Us at Our Administrative Office.

                                                              GENERAL PROVISIONS
================================================================================


THE CONTRACT                     This Contract, the attached application, if
                                 any, and any contract Riders constitute the entire Contract. No Contract provision can be waived or changed except by endorsement.
                                 Such endorsement must be signed by Our
                                 President or Secretary. We reserve the right to amend the Contract to meet the requirements of any applicable Federal or state laws or regulations.


OWNERSHIP                        This Contract belongs to the Owner. The Owner
                                 as shown on the Contract Schedule page, or as subsequently changed, may exercise all rights under this Contract including the right to transfer ownership. These rights may be subject to the consent of any assignee or irrevocable beneficiary. Joint Owners may be named, provided the Joint Owners are husband and wife.


CHANGE OF                        We will not be bound by any requested change in
OWNERSHIP UPON                   the ownership designation unless it is made by
REQUEST                          Written Notice. The change will be effective
                                 on the date the Written Notice is accepted by Us. If We request, this Contract must be returned to Our Office for endorsement.

                                 Changing the Owner cancels any prior ownership designation, but it does not change the Beneficiary or the Annuitant.


CHANGE OF                        Should the Owner die during the Accumulation
OWNERSHIP UPON                   Period, We will be bound by the following:
DEATH OF OWNER
                                 1.   In the event of death of one Joint Owner,
                                      this Contract will continue with the
                                      surviving Joint Owner as sole Owner.
                                 2.   If the Owner is the Annuitant, then the
                                      Death Benefit Proceeds are payable as
                                      provided in the Death Benefit Provisions.
                                 3.   If the Owner is not the Annuitant and dies
                                      before the Annuitant:

                                      (a) If no Beneficiary is named and alive,
                                          the Owner's estate will become the
                                          new Owner. The Cash Value must be
                                          distributed within five years of the
                                          former Owner's death;
                                      (b) If the Beneficiary is alive and is the
                                          Owner's spouse, this Contract will
                                          continue with the spouse as the new
                                          Owner; or
                                      (c) If the Beneficiary is alive and is not
                                          the Owner's spouse, the Beneficiary
                                          will become the new Owner. The Cash
                                          Value must be distributed either:

                                           (1) within five years of the former
                                               Owner's death; or
                                           (2) over the lifetime of the new
                                               Owner, if a natural person, with
                                               payments beginning within one
                                               year of the former Owner's death;
                                               or
                                           (3) over a period that does not
                                               exceed the life expectancy (as
                                               defined be the Internal Revenue
                                               Code and Regulations adopted
                                               under the Code) of the new
                                               Owner, if a natural person, with
                                               payments beginning within one
                                               year of the former Owner's death.


BENEFICIARY                      The Beneficiary, as named in the application or
                                 subsequently changed, is entitled to receive the Death Benefit Proceeds, if any, as provided in the Death Benefit Provisions of this Contract, or the Cash Value, if any, as provided in 3.c above. If no Beneficiary is alive, the benefits payable to the Beneficiary will be paid to the Owner, if surviving, otherwise to the Owner's estate.


CHANGE OF                        We will not be bound by any change in the
BENEFICIARY                      Beneficiary designation unless it is made
                                 by Written Notice. The change will be effective on the date the Written Notice was signed;
                                 however, no change will apply to any payment
                                 We made before the Written Notice is received.
                                 If We request, this Contract must be
                                 returned to Our Office for endorsement.


ASSIGNMENT                       This Contract may be assigned prior to the
                                 Maturity Date. We will not be bound by any assignment unless made by Written Notice. The
                                 Assignment will be effective on the date the Written Notice is received at Our Office and accepted by Us. We assume no responsibility for the validity of any assignment.


INCONTESTABILITY                 This Contract is incontestable from the
                                 Contract Date.


AGE AND SEX                      If a date of birth or sex has been misstated,
                                 any amount payable will be adjusted to conform to the correct date of birth and sex.


CONTRACT YEARS                   Contract years, quarters and anniversaries are
                                 measured from the Contract Date.

REPORTS During the Accumulation Period, We will send a report to the Owner at least once each year. It will show the activity that occurred during the year and the value of the Contract as of the date of the report.


CONTRACT PAYMENT                 All payments from the Fixed Account will be
                                 paid in one sum unless otherwise elected under the Annuity Provisions of this Contract.
                                 We have the right to postpone payments and transfers from the Fixed Account for up to six months. All payments and transfers from the Subaccounts will be processed as provided in this Contract unless one of the following situations exist:

                                 1. The New York Stock Exchange is closed; or
                                 2. The SEC requires that trading be restricted
                                    or declares an emergency; or
                                 3. The SEC allows Us to defer payments to
                                    protect Our contractowners.


PROTECTION OF                    Unless the Owner directs by filing Written
PROCEEDS                         Notice, no Beneficiary may assign any
                                 payments under this Contract before the same are due. To the extent permitted by law, no payments under this Contract will be subject to the claims of creditors of any Beneficiary.


                                                     SEPARATE ACCOUNT PROVISIONS
================================================================================


The variable benefits under this Contract are provided through the Separate Account referenced on the Contract Schedule page. The assets of the Separate Account are Our property. Assets equal to the liabilities of the Separate Account will not be charged with liabilities arising out of any other business We may conduct. If the assets of the Separate Account exceed the liabilities arising under the contracts supported by the Separate Account, then the excess may be used to cover the liabilities of Our general account. The assets of the Separate Account shall be valued as often as any contract benefits vary, but at least monthly.

SUBACCOUNTS                      The Separate Account has various Subaccounts.
                                 Each Subaccount invests exclusively in shares of one of the portfolios of an underlying
                                 Series Fund. Assets invested after the
                                 Maturity Date may be invested in different
                                 Subaccounts than assets invested during the Accumulation Period. We reserve the right to add or remove any Subaccount of the Separate
                                 Account. Income and realized and unrealized gains and losses from assets in each Subaccount are credited to, or charged against, that Subaccount without regard to income, gains, or losses in other Subaccounts. Any amount charged against the contract value for federal or state income taxes will be deducted from that Subaccount.


TRANSFERS AMONG                  During the Accumulation Period, the Owner may
SUBACCOUNTS DURING               transfer all or a portion of this Contract's
THE ACCUMULATION                 value in its Subaccounts to other Subaccounts
PERIOD                           or the Fixed Account. We reserve the right to
                                 charge a $10 fee for each transfer after the first twelve transfers during any one contract year. This charge will be deducted from the funds transferred. We must be notified in a manner satisfactory to Us. The transfer ordinarily will take effect on the first
                                 Valuation Date on or following the date notice is received at Our Office.


TRANSFERS AMONG                  After the Maturity Date, the Owner may transfer
SUBACCOUNTS AFTER                the value of the variable annuity units from
THE MATURITY DATE                one Subaccount to another. The minimum amount
                                 which may be transferred is the lesser of $10 monthly income or the entire monthly income of the variable annuity units in the Subaccount from which the transfer is being made. If the monthly income of the remaining units in a Subaccount is less the $10, We reserve the right to include the value of those variable annuity units as part of the transfer.

                                 After the Maturity Date, no transfers may be made to or from the Fixed Account. We reserve the right to limit transfers to once per contract year.


ADDITION, DELETION OR            We reserve the right to transfer assets of the
SUBSTITUTION                     Separate Account, which We determine to be
OF INVESTMENTS                   associated with the class of contracts to
                                 which this Contract belongs, to another
                                 Separate Account. If this type of transfer is made, the term "Separate Account", as used in this Contract, shall then mean the Separate
                                 Account to which the assets were transferred.
                                 We also reserve the right to add, delete, or substitute investments held by any Subaccount.

                                 We reserve the right, when permitted by law, to:

                                 1. deregister the Separate Account under the
                                    Investment Company Act of 1940;
                                 2. manage the Separate Account under the
                                    direction of a committee at any time;
                                 3. restrict or eliminate any voting  privileges
                                    of contractowners or other persons
                                    who have voting privileges as to the
                                    Separate Account;
                                 4. combine the Separate Account or any
                                    Subaccount(s) with one or more  other
                                    Separate Accounts or Subaccounts;


CHANGE OF                        We reserve the right to change the investment
INVESTMENT OBJECTIVE             objective of a Subaccount. If required by law
                                 or regulation, an investment objective of the Separate Account, or of a Series Fund portfolio designated for a Subaccount, will not be materially changed unless a statement of the change is filed with and approved by the appropriate insurance official of the of Our domicile or deemed approved in accordance with such law or regulation. If required, approval of or change of any investment objective will be filed with the Insurance Department of the state where this Contract is delivered.


ACCUMULATION                     Some of the contract values fluctuate with the
UNIT VALUE                       investment results of the Subaccounts. In order
                                 to determine how investment results affect the contract values, an Accumulation Unit Value is determined for each Subaccount. The
                                 Accumulation Unit Value may increase or
                                 decrease from one Valuation Period to the next.
                                 Accumulation Unit Values also will vary between Subaccounts.

                                 The Accumulation Unit Value of any Subaccount at the end of the Valuation Period is the result of:

                                 1. the total value of the assets held in the Subaccount. This value is determined by multiplying the number of shares of the designated Series Fund portfolio owned by the Subaccount times the net asset value per share; minus
                                 2. the accrued charge for administration and mortality and expense. The daily amount of this charge is equal to the daily net assets of the Subaccounts multiplied by the daily Separate Account Charge for the selected Death Benefit Option. The maximum annual factor for the Separate Account Charge is shown on the Contract Schedule page; minus
                                 3.   the accrued amount of reserve for any
                                      taxes that are determined by Us to have
                                      resulted from the investment operations of the Subaccount; and the result divided by
                                 4.   the number of outstanding units in the
                                      Subaccount.

                                 The use of the Accumulation Unit Value in determining contract values is described in the Contract Value Provisions.


PREMIUM PROVISIONS
================================================================================


PREMIUMS Premiums after the first are payable at Our Office. The amount of premium which may be paid during any contract year may not exceed the Maximum Additional Annual Premium shown on the Contract Schedule page without Our consent. Premiums will not be accepted in an amount less than the Minimum Additional Premium shown on the Contract Schedule page without Our consent. Our acceptance of any premium shall not constitute a waiver of these limits with respect to subsequent premiums.


PREMIUM                          When a premium is received, the corresponding
ENHANCEMENTS                     Premium Enhancement will be calculated as a
                                 percentage of that premium and will be credited to the Annuity Value in the same manner as the Owner's current premium allocation. The Premium
                                 Enhancement percentage for the Initial Premium is shown on the Contract Schedule page. The
                                 Premium Enhancement percentage for subsequent premiums may vary from premium to premium and will vary based upon the Annuitant's Attained
                                 Age and the contract year at the time a premium payment is made, but will never be greater than 8%. We will notify the Owner of the amount of the applicable Premium Enhancement applicable to each premium payment.

                                 On any premium received subsequent to the Initial Premium, We may only calculate the Premium Enhancement on the excess of the premium paid over prior partial Surrenders.

                                 Premium Enhancements are not considered
                                 premiums.

                                                       CONTRACT VALUE PROVISIONS
================================================================================


NET PREMIUM                      The net premium will be the premium received
                                 less Premium Tax, if any.


ALLOCATION OF NET                Net Premiums plus any corresponding Premium
PREMIUMS                         Enhancements will be allocated to the Accounts
                                 on the first Valuation Date on or following the date the premium is received at Our Office.
                                 Any premium received prior to the Reallocation
                                 Date, including the Initial Premium, will be allocated to the Reallocation Account. On the first Valuation Date on or following the Reallocation Date, the values in the Reallocation Account, and any corresponding
                                 Premium Enhancement, will be allocated in accordance with the Owner's current premium allocation instructions.

                                 All allocation percentages must be in whole numbers. The allocation of future net premiums may be changed by the Owner. We reserve the right to charge a fee of $25 for each change of allocation in excess of one per Contract quarter. The request for change of allocations must be in a manner satisfactory to Us. The allocation change will be effective on the date the request for change is recorded by Us.


SUBACCOUNT VALUE                 At the end of any Valuation Period, the
                                 Subaccount value is equal to the number of units that the Contract has in the Subaccount, multiplied by the Accumulation Unit Value of that Subaccount.

                                 The number of units that the Contract has in each Subaccount is equal to:

                                 1.   the units purchased by the Initial
                                      Premium on the Contract Date; plus
                                 2.   the units purchased by the Premium
                                      Enhancement applicable to the Initial
                                      Premium as of the Reallocation Date; plus
                                 3. units purchased at the time additional net premiums are allocated to the Subaccount; plus
                                 4. units purchased at the time any additional Premium Enhancements are allocated to the Subaccount; plus
                                 5.   units purchased through transfers from
                                      another Account; minus
                                 6.   any units that are redeemed to pay for
                                      partial Surrenders; minus
                                 7.   any units that are redeemed as part of a
                                      transfer to another Account; minus
                                 8.   any units that are redeemed to pay the
                                      Annual Contract Charge, Premium Tax and
                                      transfer fees, if any.

FIXED ACCOUNT                    At the end of any Valuation Period, the Fixed
                                 Account value is equal to:

                                 1. the sum of all net premiums allocated to the Fixed Account; plus
                                 2.   the sum of all Premium Enhancements
                                      credited to the Fixed Account; plus
                                 3. any amounts transferred from a Subaccount to the Fixed Account; plus
                                 4.   total interest credited to the Fixed
                                      Account; minus
                                 5.   any amounts withdrawn from the Fixed
                                      Account to pay for partial Surrenders;
                                      minus
                                 6.   any amounts transferred to a Subaccount
                                      from the Fixed Account; minus
                                 7.   any amounts charged to pay the Annual
                                      Contract Charge, Premium Tax and transfer fees, if any.

                                 Interest on the Fixed Account will be
                                 compounded daily at a minimum guaranteed effective annual interest rate of 3% per year. We may declare from time to time higher current interest rates. The interest rates We set will be credited for increments of at least one year measured from each purchase payment or transfer date.

                                 On transfers from the Fixed Account to a Subaccount, unless We otherwise consent:

                                 1. Written Notice must be within 30 days after
                                    a contract anniversary.
                                 2. The transfer will ordinarily take place on
                                    the first Valuation Date on or
                                    following the date We receive such Written
                                    Notice.
                                 3. The amount that may be transferred is the
                                    greater of (a) 25% of the amount in the
                                    Fixed Account; or (b) the amount
                                    transferred in the prior contract year
                                    from the Fixed Account.

                                 Unless We otherwise consent, transfers to the Fixed Account or allocation of Net Premiums to the Fixed Account may be restricted if the Fixed Account value following the transfer or allocation would exceed $500,000.

                                 We reserve the right to defer payment of any amounts from the Fixed Account for no longer than six months after We receive such Written Notice.

ANNUAL CONTRACT                  During the Accumulation Period, the Annual
CHARGE                           Contract Charge shown on the Contract
                                 Schedule page will be made once a year from the Annuity Value on each contract anniversary. This charge will be deducted from each Subaccount and the Fixed Account in proportion to the value each bears to the Annuity Value. If the Contract is surrendered on other than a contract anniversary, the charge will also be made on the date of Surrender.

                                 The Annual Contract Charge prior to Surrender will be waived if either (1) the Annuity Value or (2) the sum of all net premiums received, minus all partial Surrenders, equals or exceeds [$50,000] as of the contract anniversary for which the charge is payable.


ANNUITY VALUE                    At the end of any Valuation Period, the Annuity
                                 Value is equal to the sum of the Account values.


PARTIAL SURRENDER                Prior to the Maturity Date, a partial Surrender
                                 may be made by the Owner without full Surrender of this Contract. Unless We otherwise consent:

                                 1. The request must be made by Written Notice.
                                 2. The partial Surrender may not reduce the
                                    Cash Value to less than the Minimum
                                    Balance shown on the Contract Schedule page.
                                 3. No amount from the Fixed Account may be
                                    partially surrendered.

                                 Except as provided below, the amount payable will be the amount of the partial Surrender less any applicable Surrender Charge and Premium Tax. The Subaccount(s) for the partial Surrender may be specified. If not specified, partial Surrenders will be deducted from each Subaccount and, if We consent, the Fixed Account in proportion to the value each bears to the Annuity Value.

                                 Partial Surrenders may be made, without a Surrender Charge being deducted at the time the partial Surrender is made, in one of the following ways:

                                 1.   LUMP SUM

                                 During any Contract Year, the Owner may request a lump sum partial Surrender. The maximum amount available without a Surrender Charge for a lump sum partial Surrender is equal to the greater of A or B, where:

                                 A is equal to:
                                      (i)the Annuity Value on the date of the
                                      partial Surrender; plus (ii) any amounts previously surrendered from this Contract; minus (iii) the total of all premiums paid for this Contract; minus (iv) any Premium Enhancement amounts credited; minus (v)any amounts previously surrendered under A.

                                 and

                                 B is equal to:
                                     (i)  10% of the Annuity Value on the date
                                             of the partial Surrender; minus
                                     (ii) any amounts partially surrendered
                                             during the contract year in which
                                             the partial Surrender is requested.

                                 If the requested partial Surrender amount is less than the amount determined under A above, the partial Surrender will be processed under A.

                                 If the requested partial Surrender amount is greater than the amount determined under A, but less than the amount determined under B above, the partial Surrender will be processed under A up to the amount of A and any excess partial Surrender amount will be processed under the terms of B.

                                 If the amount determined under A is ever less than or equal to zero, the partial Surrender will be processed under the terms of B above.

                                 Unless We otherwise consent, the minimum lump sum payment amount is $500.

                                 2.   SYSTEMATIC PAYOUT OPTION

                                 During any contract year, a Systematic Payout Option is available on a monthly, quarterly, semi-annual or annual basis without a Surrender Charge. Systematic payouts must be at least $50 and may not exceed 10% of the Annuity Value at the time the payout is made, divided by the number of payouts made per calendar year. We reserve the right to discontinue systematic payouts if any payout would reduce the Annuity Value below the Minimum Balance shown on the Contract Schedule page.

                                 The Owner may elect to begin or discontinue systematic payouts at any time. However, We must receive Written Notice at least 30 days prior to the date systematic payouts are to be discontinued.

CASH VALUE                       This Contract may be surrendered by the
                                 Owner for its Cash Value upon Written Notice at any time prior to the then current Maturity
                                 Date. The Cash Value at any time equals the Annuity Value on the Valuation Date coincident with or next following the date We receive
                                 Written Notice of Surrender, less:

                                  1.  any applicable Surrender Charge; less
                                  2.  any applicable Premium Tax; less
                                  3.  the Annual Contract Charge.


SURRENDER CHARGE                 On the Surrender or partial Surrender of
                                 premiums paid beyond the Surrender Charge
                                 Period shown on the Contract Schedule page, no Surrender Charge will be imposed.

                                 Except as provided in the Partial Surrender provision, on the partial Surrender of premiums within the Surrender Charge Period, the Surrender Charge will equal the premium paid within the Surrender Charge Period, times the applicable Surrender Charge Percentage shown on the Contract Schedule page.

                                 On the full Surrender of premium payments within the Surrender Charge Period, the Surrender Charge will equal the premium paid within the Surrender Charge Period (including any premiums previously withdrawn to pay for partial Surrenders for which a Surrender Charge was not deducted), times the applicable Surrender Charge Percentage shown on the Contract Schedule page.


NURSING CARE FACILITY            If the Owner is confined to a Nursing Care
WAIVER OF SURRENDER              Facility for 30 consecutive days or longer, We
CHARGE                           will waive all Surrender Charges on Surrender
                                 or partial Surrenders from the Contract, as follows. Such confinement must begin after the Contract Date. We will waive Surrender Charges under this provision only for Surrender or partial Surrenders made during such confinement or within two months after confinement ends.
                                 Each Surrender or partial Surrender request must be accompanied by satisfactory written evidence of confinement, including dates of confinement, at the time the request is made.

                                 If the Owner requests a partial or full
                                 Surrender under the terms of this provision, the Annuity Value will be reduced by the total Premium Enhancements credited to the Annuity Value within the twelve (12) months prior to the partial or full Surrender request, and those Premium Enhancements will be forfeited.

TERMINAL CONDITION               If the Owner is diagnosed with a Terminal
WAIVER OF SURRENDER              Condition the Contract Date, We will waive all
CHARGE                           Surrender Charges full Surrender or upon each
                                 partial surrender. Requests for Surrender or a partial Surrender must be accompanied by a Physician's Statement. The minimum amount available for a partial Surrender under this provision is $1,000.

                                 Partial Surrenders will reduce the Annuity
                                 Value by the amount surrendered. If the Owner requests a full Surrender, or if any partial Surrender reduces the Annuity Value below the Minimum Balance shown on the Contract Schedule page, We will pay the Contract's Annuity Value and the Contract will terminate without further value.

                                 If the Owner requests a partial or full
                                 Surrender under the terms of this provision, the Annuity Value will be reduced by the total Premium Enhancements credited to the Annuity Value within the twelve (12) months prior to the partial or full Surrender request, and those Premium Enhancements will be forfeited.


BASIS OF COMPUTATION             A detailed statement of the method of
                                 computation of values has been filed with the insurance supervisory official of the jurisdiction in which this Contract is delivered. All values for this Contract are equal to or greater than the values required by statutes in such jurisdiction.



DEATH BENEFIT PROVISIONS
================================================================================


DEATH OF ANNUITANT               If the Annuitant dies during the Accumulation
DURING THE                       Period and the Owner is a natural person other
ACCUMULATION PERIOD              than the Annuitant, the Owner will
                                 automatically become the Annuitant and this Contract will continue. In the event of Joint
                                 Owners, the younger Joint Owner will
                                 automatically become the new Annuitant and this Contract will continue.

                                 If the Annuitant dies during the Accumulation Period and the Owner is either (1) the same individual as the Annuitant; or (2) other than a natural person, then the Death Benefit Proceeds as calculated below are payable to the Beneficiary. However, in the event of Joint Owners, if the Annuitant dies during the Accumulation Period and is the same individual as one of the Joint Owners, the surviving Joint Owner will automatically become the Annuitant and this Contract will continue.

DEATH BENEFIT                    If the Annuitant dies during the Accumulation
PROCEEDS                         Period, the Death Benefit Proceeds, if payable,
                                 will be determined by the Death Benefit Option shown on the Contract Schedule Page. The
                                 Death Benefit Option may not be changed after this Contract has been issued.

                                 OPTION A
                                 Under Option A, the Death Benefit Proceeds will be the greater of:

                                 1. the Annuity Value as of the Death Report Day, reduced by the amount of any Premium Enhancements credited to the Annuity Value within twelve (12) months prior to the Death Report Day; or
                                 2.   the excess of (a) the amount of premium
                                      paid as of the Death Report Day, less (b) any amount withdrawn from this Contract to pay for partial Surrenders (Premium Enhancements are not included in the calculation of the Death Benefit Proceeds under this option); or
                                 3.   the highest Annuity Value as of any
                                      contract anniversary prior to the
                                      Annuitant's 81st birthday. If the contract anniversary with the highest anniversary value occurs within the twelve (12) months prior to the Death Report Day, then the highest Annuity Value will be reduced by the amount of any Premium Enhancements credited to the Annuity Value from the beginning of this twelve (12) month period to that contract anniversary. The highest Annuity Value will be increased for premiums made (but it will not be increased for the Premium Enhancements applicable to those premiums) and decreased for adjusted partial Surrenders taken following the date of the contract anniversary on which the highest Annuity Value occurs.

                                 OPTION B
                                 Under Option B, the Death Benefit Proceeds will be the greater of:

                                 1. the Death Benefit Proceeds as determined under Option A above; or
                                 2. total premiums paid for this Contract plus the Premium Enhancement corresponding to the Initial Premium only, less any adjusted partial Surrenders, accumulated at 5% interest per annum from the date of payment or partial Surrender until the earlier of (a) the date of death, or (b) the date of the Annuitant's 81st birthday.

                                 Option B is not available if either the
                                 Annuitant or Owner is Age 74 or over as of the Contract Date.

                                 The adjusted partial Surrender under Death
                                 Benefit Option A, 3, and Option B, 2, is equal to (a) times (b) where:

                                 (a) is the ratio of the value of any proceeds
                                     that would have been payable had death
                                     occurred, to the Annuity Value, as these amounts existed on the date the partial Surrender is processed, but prior to the processing; and
                                 (b) is the amount of the partial Surrender.


ALTERNATIVE ELECTION             If the Beneficiary is entitled to receive the
                                 Death Benefit Proceeds, the Beneficiary may elect, in lieu of a lump sum payment, one of the following options that provides for complete distribution and termination of this Contract at the end of the distribution period:

                                 1. within five years of the date of death of the Annuitant; or
                                 2.  over the lifetime of the Beneficiary; or
                                 3.  over a period that does not exceed the
                                     life expectancy (as defined by the
                                     Internal Revenue Code and Regulations
                                     adopted under the Code) of such
                                     Beneficiary.

                                 Multiple beneficiaries may choose individually among any of the three options.

                                 For subparagraphs (1) and (3), the Annuity
                                 Value as of the Death Report Day will be adjusted to equal the Death Benefit Proceeds and this Contract will remain in force as a deferred annuity until the end of the elected distribution period. For subparagraph (2), the Maturity Date will be changed to the Death Report Day and the Death Benefit Proceeds will be used to purchase annuity payments under the Annuity Provisions of this Contract.

                                 For elections made under subparagraph (1), We will:

                                 a. at the time of election, allow one partial Surrender and one transfer of all or a portion of the Contract's value among Subaccounts or the Fixed Account without a transfer charge. Additional partial Surrender and transfers are not permitted;
                                 b. not deduct the Annual Contract Charge upon complete distribution;
                                 c.  not permit payment of the Death Benefit
                                     Proceeds under the Annuity Provisions of this Contract upon complete distribution.

                                     The Beneficiary may not name a Beneficiary for payment of the Death Benefit Proceeds. In the event the Beneficiary dies prior to distribution of all Death Benefit Proceeds, We will pay the remaining value of the Death Benefit Proceeds to the Contingent Beneficiary, if named by the Owner. If no Contingent Beneficiary is named, such payment will be made to the Beneficiary's estate.

                                 Subparagraphs (2) and (3) may be elected only if the Beneficiary is a natural person and payments start within one year of the date of death of the Annuitant.

                                 Except in the event of Joint Owners, as
                                 provided in the Death of Annuitant During the Accumulation Period provision, if the Beneficiary is entitled to receive the Death Benefit Proceeds and is the spouse of the deceased Annuitant, then the Beneficiary may elect to become the new Annuitant and Owner and keep the Contract in force in lieu of receiving the Death Benefit Proceeds. However, if the spouse is also a Joint Owner of this Contract, the terms of the Death of Annuitant During the Accumulation Period provision shall apply.



                                                              ANNUITY PROVISIONS
================================================================================


COMMENCEMENT OF                  Monthly annuity payments will begin as of the
ANNUITY PAYMENTS                 Maturity Date shown on the Contract Schedule
                                 page, unless another Maturity Date has been elected as provided in these provisions.


MATURITY DATE                    The Maturity Date shown on the Contract
                                 Schedule page may be changed to a different
                                 Maturity Date, subject to all of the following:

                                 1. Written Notice prior to the Maturity Date.
                                 2. The new Maturity Date is at least 5 years
                                    after the Contract Date.
                                 3. The new Maturity Date is not beyond the
                                    Annuitant's 95th birthday (100th birthday if issued in conjunction with a Net Income Charitable Remainder Unitrust).


ANNUITY OPTION                   The Annuity Option shown on the Contract
                                 Schedule page may be changed to any other option available upon Written Notice prior to the Maturity Date. If a variable account annuity payment option is chosen, the Owner must include in the Written Notice the Subaccount allocation of the Annuity Proceeds as of the Maturity Date.


CHANGE OF                        As of the Maturity Date and upon agreement with
ANNUITANT                        Us, the Owner may elect a different Annuitant
                                 or add a joint Annuitant who will be a joint payee under either Option C or Option E.

PAYEE The Annuitant(s) on the Maturity Date will become the payee(s) and receive the annuity payments


AVAILABILITY                     If the payee is not a natural person, an
                                 Annuity Option is only available with Our permission. No Annuity Option is available if:

                                 1.   the payee is an assignee; or
                                 2.   the periodic payment is less than $20.


AGE Age, when required, means Age nearest birthday on the effective date of the option. We will furnish rates for ages or combination of ages not shown upon request.


PROOF OF AGE                     Prior to making the first monthly annuity
AND SEX                          payment under this Contract, We reserve the
                                 right to require satisfactory evidence of the birthdate and the sex of any payee. If required by law to ignore differences in sex of any payee, annuity payments will be determined using unisex rates.


PROOF OF SURVIVAL                Prior to making any payment under this
                                 Contract, We reserve the right to require satisfactory evidence that the payee is:

                                 1.   alive on the due date of such payment; and
                                 2.   legally qualified to receive such payment.


DEATH BENEFIT AFTER              The death benefit after the Maturity Date and
THE MATURITY DATE                after the commencement of annuity payments
                                 depends upon the annuity option selected. If a payee dies on or after the commencement of annuity payments, the remaining portion of any interest In the Contract will be distributed at least as rapidly as under the method of distribution being used as of the date of the payee's death.


RESTRICTIONS                     After the Maturity Date, no additional
                                 premiums, partial Surrenders, full Surrenders, change of Annuitants or Annuity Options may be made under this Contract.

                                                  FIXED ACCOUNT ANNUITY PAYMENTS
================================================================================


INTEREST AND All                 Fixed Account annuity option payments are based
MORTALITY                        on a guaranteed interest rate of 3%. Mortality
                                 is based on the "1983 Table a" mortality table with projection using Projection Scale G factors and assuming a Maturity Date in the year 2000. Gender based mortality tables will be used unless prohibited by law.


AMOUNT OF MONTHLY                The amount of each monthly annuity payment will
FIXED ACCOUNT                    be determined by multiplying:
ANNUITY PAYMENT
                                 1. the appropriate rate based on the
                                    guaranteed interest rate and, for Options B and C, the mortality table for Fixed
                                    Account annuity payments; times
                                 2. the Annuity Proceeds as of the Maturity
                                    Date.


FIXED ACCOUNT                    The following options are available for payment
ANNUITY OPTIONS                  of Fixed Account monthly annuity payments. The
                                 rates shown are the guaranteed rates for each $1,000 of Annuity Proceeds at selected ages.
                                 Any guaranteed rates not shown for the options below will be available upon request. Higher current rates may be available at the Maturity
                                 Date.


Option A -                       The Annuity Proceeds will be paid in equal
Fixed Period                     installments. The installments will be paid
                                 over a fixed period determined from the
                                 following table:

                                            FIXED PERIOD
                                             (IN MONTHS)             RATE
                                       ---------------------- ------------------
                                                 60                 17.91
                                                120                  9.61
                                                180                  6.87
                                                240                  5.51


Option B -                       The Annuity Proceeds will be paid in equal
Life Income                      installments determined from the following
                                 table. Such installments are payable:

                                 1.   during the payee's lifetime only (Life
                                      Annuity); or
                                 2.   during a 10 or 20 year fixed period
                                      certain and for the payee's remaining
                                      lifetime (Certain Period); or
                                 3. until the sum of installments paid equals the Annuity Proceeds applied and for the payee's remaining lifetime (Installment Refund).


----------------------------------------------------------------------------------------------------------------------
                                            OPTION B: LIFE INCOME
                                            MONTHLY INCOME PAYMENTS
----------------------------------------------------------------------------------------------------------------------
                    GUARANTEED FOR LIFE                                      GUARANTEED FOR 10 YEARS
------------------------------------------------------------ ---------------------------------------------------------
        MALE                 AGE               FEMALE               MALE               AGE               FEMALE
--------------------- ------------------- ------------------ ------------------- ----------------- -------------------
        $ 3.87                50              $ 3.55              $ 3.84                50                $ 3.54
          4.23                55                3.83                4.19                55                  3.82
          4.72                60                4.21                4.63                60                  4.18
          5.40                65                4.73                5.22                65                  4.66
          6.34                70                5.45                5.96                70                  5.30
--------------------- ------------------- ------------------ ------------------- ----------------- -------------------


------------------------------------------------------------ ---------------------------------------------------------
        GUARANTEED RETURN OF POLICY PROCEEDS                              GUARANTEED FOR 20 YEARS
------------------------------------------------------------ ---------------------------------------------------------
        MALE                 AGE               FEMALE               MALE               AGE               FEMALE
--------------------- ------------------- ------------------ ------------------- ----------------- -------------------
        $ 3.73                50              $ 3.49              $ 3.76                50                $ 3.51
          4.03                55                3.73                4.05                55                  3.75
          4.40                60                4.04                4.37                60                  4.06
          4.88                65                4.45                4.72                65                  4.41
          5.51                70                4.99                5.04                70                  4.80
--------------------- ------------------- ------------------ ------------------- ----------------- -------------------


Option C -              The Annuity Proceeds will be paid in equal installments
Joint and Survivor      during the joint lifetime of two payees and continuing
Life Income             upon the death of the first payee for the remaining
                        lifetime of the survivor.

----------------------------------------------------------------------------------------------------------------------
                                       OPTION C: JOINT AND SURVIVOR LIFE INCOME
----------------------------------------------------------------------------------------------------------------------
                                  MONTHLY PAYMENTS FOR EACH $1,000 OF AMOUNT RETAINED
----------------------------------------------------------------------------------------------------------------------
                                                          AGE OF OTHER PAYEE (FEMALE)
                      ------------------------------------------------------------------------------------------------
     AGE OF ONE            15 YEARS LESS             10 YEARS LESS             5 YEARS LESS             SAME AS
    PAYEE (MALE)         THAN MALE PAYEE'S         THAN MALE PAYEE'S         THAN MALE PAYEE'S        MALE PAYEE'S
--------------------- ------------------------- ------------------------- ------------------------ -------------------
         50                   $ 2.99                     $ 3.09                   $ 3.20                $ 3.32
         55                     3.11                       3.24                     3.38                  3.53
         60                     3.27                       3.43                     3.62                  3.82
         65                     3.47                       3.69                     3.94                  4.22
         70                     3.74                       4.04                     4.38                  4.77
--------------------- ------------------------- ------------------------- ------------------------ -------------------

                                               VARIABLE ACCOUNT ANNUITY PAYMENTS
================================================================================


ANNUITY UNIT VALUE               The Annuity Proceeds will be used to
                                 purchase variable annuity units in the chosen
                                 Subaccount(s). The Annuity Unit Value in any
                                 Subaccount will increase or decrease reflecting the investment experience of that Subaccount.

                                 The Annuity Unit Value of any Subaccount at the end of a Valuation Period is equal to (a) multiplied by (b) multiplied by (c), where:

                                (a) is the Annuity Unit Value for that
                                    Subaccount at the end of the immediately preceding Valuation Period;
                                (b) is the net investment factor for the
                                    Subaccount for the Valuation Period; and
                                (c) is the Assumed Investment Return adjustment
                                    factor for the Valuation Period.

                                The Assumed Investment Return adjustment factor for the Valuation Period is the product of discount factors of .99986634 per day to recognize the 5.0% effective annual Assumed Investment Return.

                                The net investment factor used to calculate the value of the Annuity Unit Value in each Subaccount for the Valuation Period is determined by dividing (d) by (e) and subtracting (f) from the result, where:

                                (d)   is the net result of:

                                      (1)  the net asset value of a Series Fund
                                           share held in that Subaccount
                                           determined as of the end of the
                                           current Valuation Period; plus
                                      (2)  the per share amount of any dividend
                                           or capital gain distributions made by
                                           the Series Fund for shares held in
                                           that Subaccount if the ex-dividend
                                           date occurs during the Valuation
                                           Period; plus or minus
                                      (3)  a per share charge or credit for any
                                           taxes reserved for, which We
                                           determine to have resulted from the
                                           investment operations of the
                                           Subaccount.

                                (e) is the net asset value of a Series Fund share held in the Subaccount determined as of the end of the immediately preceding Valuation Period.
                                (f) is a factor representing the mortality and expense risk fee, and administrative charge. This factor is equal, on an annual basis, to 1.40% of the daily net asset value of a Series Fund share held in the Separate Account for that Subaccount.

DETERMINATION OF                The amount of the first variable payment is
THE FIRST VARIABLE              determined by multiplying the Annuity Proceeds
PAYMENT                         times the appropriate rate from the variable
                                option selected. The tables are based on the "1983 Table a" mortality table with projection using Projection Scale G factors, with a 5% effective annual Assumed Investment Return and assuming a Maturity Date in the year 2000.
                                Gender based mortality tables will be used unless prohibited by law.

                                The amount of the first payment depends upon the adjusted Age of the Annuitant. The adjusted Age is the Annuitant's Age nearest the Maturity Date, adjusted as follows:

                                MATURITY DATE                 ADJUSTED AGE
                                ------------------------------------------------
                                Before 2001                   Actual Age
                                2001 - 2010                   Actual Age minus 1
                                2011 - 2020                   Actual Age minus 2
                                2021 - 2030                   Actual Age minus 3
                                2031 - 2040                   Actual Age minus 4

                                After the year 2040 as determined by Us.


DETERMINATION OF                The amount of variable annuity payments after
SUBSEQUENT                      the first will increase or decrease according
VARIABLE PAYMENTS               to the Annuity Unit Value which reflects the
                                investment experience of the selected
                                Subaccount(s). Each variable annuity payment after the first will be equal to the number of variable annuity units in each selected
                                Subaccount multiplied by the Annuity Unit Value of that Subaccount on the date the payment is processed. The number of variable annuity units in any selected Subaccount is determined by dividing the first variable annuity payment allocated to that Subaccount by the variable
                                Annuity Unit Value of that Subaccount on the date the first annuity payment is processed. The number of variable annuity units in any selected
                                Subaccount will be increased or reduced by the number of units transferred to or from another
                                Subaccount.


VARIABLE ACCOUNT                The following options are available for payment
ANNUITY OPTIONS                 of Variable Account monthly annuity payments.
                                The rates shown are the guaranteed rates for each $1,000 of Annuity Proceeds at selected ages. These rates are used to determine the first variable payment under eac option. Any guaranteed rates not shown for the options below will be available upon request.

Option D -                      The Annuity Proceeds will be paid in
Variable Life Income            installments determined from the following
                                table. Such installments are payable:

                                1. during the payee's lifetime only (Variable
                                   Life Annuity); or
                                2. during a 10 year fixed period certain and for
                                   the payee's remaining lifetime (Variable
                                   Certain Period).


=================== ================================================= ================================================
ADJUSTED                         VARIABLE LIFE ANNUITY                            VARIABLE CERTAIN PERIOD
PAYEE'S AGE              MALE           FEMALE           UNISEX            MALE          FEMALE           UNISEX
                    ---------------- -------------- ----------------- --------------- -------------- -----------------
       55                5.46           5.06              5.26            5.39           5.03               5.21
       60                5.93           5.42              5.68            5.81           5.37               5.59
       65                6.60           5.91              6.26            6.37           5.82               6.10
       70                7.55           6.63              7.09            7.07           6.43               6.75
       75                8.87           7.70              8.29            7.89           7.23               7.56
       80               10.75           9.30             10.03            8.74           8.18               8.46
       85               13.36          11.68             12.52            9.50           9.11               9.31
       90               16.94          15.13             16.04           10.04           9.80               9.92
=================== ================ ============== ================= =============== ============== =================


Option E -                      The Annuity Proceeds will be paid in
Variable Joint and              installments during the joint lifetime of two
Survivor Life Income            payees and continuing upon the death of the
                                first payee for the remaining lifetime of the survivor.

                   WESTERN RESERVE LIFE ASSURANCE CO. OF OHIO

                           Home Office: Columbus, Ohio

                             Administrative Office:
                                  P.O. Box 5068
                            Clearwater, Florida 33758


             FLEXIBLE PAYMENT VARIABLE ACCUMULATION DEFERRED ANNUITY

                         Death Benefit Prior to Maturity
                   Monthly Annuity Commencing on Maturity Date
                                Non-Participating
                                  No Dividends